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                                                                    EXHIBIT 23.1



                         Independent Auditors' Consent




The Board of Directors
First Mississippi Corporation:


We consent to incorporation by reference in the registration statements (Nos. 2-93585, 33-24414, 33-43586 and 333-13841) on form S-8 of First Mississippi
Corporation of our report dated November 15, 1996 relating to the financial statements and financial statement schedules of First Mississippi Corporation 401(K) Savings Plan as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996, which report appears in the June 30, 1996 annual report on Form 11-K of First Mississippi Corporation 401(K) Savings Plan.




December 23, 1996                                      KPMG Peat Marwick LLP
Jackson, Mississippi